Exhibit 99.1

Press Release: For Immediate Release

INVESTORS:	MEDIA:
Trent Kruse	Christopher Savarese
(717) 975-3710	(717) 975-5718
investor@riteaid.com	Christopher.Savarese@riteaid.com

Rite Aid Corporation Reports Fiscal 2021 Fourth Quarter and Full Year Results

•	Fourth Quarter Net Loss from Continuing Operations of $18.5 Million or $0.34 Per Share, Compared to the Prior Year Fourth Quarter Net Loss of $343.5 Million or $6.43 Per Share

•	Fourth Quarter Adjusted EBITDA from Continuing Operations of $41.3 Million, Compared to the Prior Year Adjusted EBITDA of $135.6 Million

•	Completed Acquisition of Bartell Drugs

•	Company Provides First Quarter Fiscal 2022 Outlook

•	Over 2 Million COVID-19 Vaccines Administered in March and April to Date

CAMP HILL, Pa. (April 15, 2021) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fourth quarter and fiscal year ended February 27, 2021.

For the fourth quarter, the company reported net loss from continuing operations of $18.5 million, or $0.34 loss per share, Adjusted net loss from continuing operations of $41.8 million, or $0.78 loss per share, and Adjusted EBITDA from continuing operations of $41.3 million, or 0.7 percent of revenues.

“We remain very optimistic about the direction of Rite Aid, despite a fourth quarter that was impacted by a historically soft cough, cold and flu season, the deferral of elective procedures and related acute prescription volume and the impact of COVID-19 on selling, general and administrative expenses,” said Heyward Donigan, president and chief executive officer, Rite Aid. “This past year, we made significant progress in bringing our RxEvolution strategy to life. We redefined the role of the pharmacist, rebranded both our retail pharmacy business and Elixir, completed the strategic acquisition of Bartell’s and moved quickly to deliver solutions to meet customer needs for COVID-19 testing and vaccine administration.”

“As we look ahead, our teams are continuing their heroic efforts to serve our communities and customers during this critical time. I am pleased to announce that we have administered over 2 million COVID-19 vaccines so far in the first quarter. We are also seeing prescription count trends, both acute and maintenance, return to positive levels. At Elixir, we are experiencing growth in our sales pipeline, and have recently been awarded over 200,000 new lives and over 6 million annualized scripts, with additional decisions pending in the current sales cycle. I am so proud of our 50,000 associates and the strategic progress we’re making in our journey to revitalize our brand and elevate the crucial role that pharmacy plays in the health of our customers.”

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Rite Aid FY 2021 Q4 Press Release - page 2

Consolidated Fourth Quarter and Full Year Summary

(dollars in thousands)	Thirteen Week Period Ended		Fifty-two Week Period Ended
	February 27, 2021	February 29, 2020	February 27, 2021	February 29, 2020
Revenues from continuing operations	$5,916,856	$5,727,242	$24,043,240	$21,928,393
Net loss from continuing operations	(18,495)	(343,461)	(100,070)	(469,219)
Adjusted EBITDA from continuing operations	41,265	135,584	437,665	538,211

Revenues from continuing operations increased 3.3 percent and 9.6 percent for the thirteen and fifty-two week periods ended February 27, 2021, respectively, compared to the prior year driven by growth at both the Retail Pharmacy and Pharmacy Services segments.

Fourth quarter net loss from continuing operations was $18.5 million, or $0.34 loss per share, compared to last year’s fourth quarter net loss from continuing operations of $343.5 million, or $6.43 loss per share. Income tax expense in the prior year’s fourth quarter was impacted by a $320.6 million charge to increase the valuation allowance against the company’s deferred tax asset. Other items impacting net loss from continuing operations in the current year’s fourth quarter included a decrease in Adjusted EBITDA and a lower LIFO credit, partially offset by a gain on the acquisition of Bartell Drugs and a gain on sale of assets resulting from the sale leasebacks of the company’s Lancaster, CA and Woodland, CA distribution centers.

Net loss from continuing operations for the fiscal year ended February 27, 2021 was $100.1 million, or $1.87 loss per share, compared to last year’s net loss of $469.2 million, or $8.82 loss per share. The reduction in net loss is due to lower income tax expense, a gain on sale of assets compared to a loss on sale of assets in the prior year, and a gain on the acquisition of Bartell Drugs. These items were partially offset by a decrease in Adjusted EBITDA, a lower gain on debt modifications and retirements, higher intangible asset impairment charges, and a lower LIFO credit.

Fourth quarter Adjusted EBITDA from continuing operations was $41.3 million, or 0.7 percent of revenues, compared to last year’s fourth quarter Adjusted EBITDA of $135.6 million, or 2.4 percent of revenues. The decline in Adjusted EBITDA is due to a decrease in gross profit resulting from lower front-end same store sales, weather disruptions that impacted the supply chain and reimbursement rate pressure and an increase in selling, general and administrative (SG&A) expenses due to incremental costs associated with the COVID-19 pandemic.

Adjusted EBITDA from continuing operations for the fiscal year ended February 27, 2021 was $437.7 million, or 1.8 percent of revenues, compared to last year’s Adjusted EBITDA of $538.2 million, or 2.5 percent of revenues. The decline in Adjusted EBITDA is due to a decrease in gross profit resulting from declines in acute scripts related to the pandemic, reimbursement rate pressure and an increase in SG&A expenses due to the impact of the COVID-19 pandemic and the completion of services provided under the Transition Services Agreement with Walgreens.

Retail Pharmacy Segment

(dollars in thousands)	Thirteen Week Period Ended		Fifty-two Week Period Ended
	February 27, 2021	February 29, 2020	February 27, 2021	February 29, 2020
Revenues from continuing operations	$4,114,485	$3,993,328	$16,365,260	$15,616,186
Adjusted EBITDA from continuing operations	6,017	85,175	279,896	370,435

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Rite Aid FY 2021 Q4 Press Release - page 3

Retail Pharmacy Segment revenues from continuing operations increased 3.0 percent over the prior year quarter due primarily to the acquisition of Bartell Drugs. Same store sales from continuing operations for the fourth quarter decreased 0.3 percent over the prior year period, consisting of a 5.6 percent decrease in front-end sales and a 2.0 percent increase in pharmacy sales. Front-end same store sales, excluding cigarettes and tobacco products, decreased 5.0 percent. The decline in front-end same store sales was driven by a decline of nearly 37 percent in cough, cold and flu related categories. Difficult weather conditions also had a negative impact on same store sales for the quarter. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, decreased 0.9 percent over the prior year period driven by an over 14 percent decline in acute prescriptions, partially offset by increases in maintenance prescriptions, as well as the administration of the company’s first allocations of the COVID-19 vaccine. The company increased its front-end market share in both dollars and in unit sales1.

For the fiscal year ended February 27, 2021, Retail Pharmacy Segment revenues from continuing operations increased 4.8 percent over the prior year. Same store sales from continuing operations for the year increased 3.5 percent over the prior year, consisting of a 3.2 percent increase in pharmacy sales and a 3.1 percent increase in front-end sales. Front-end same store sales, excluding cigarettes and tobacco products, increased 4.2 percent. Front-end sales benefited from increases in immunity, first aid and paper products, offset by decreases in over-the-counter products related to cough, cold and flu. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, increased 1.3 percent over the prior year driven by increases in maintenance prescriptions, supported by personalized Medication Therapy Management interventions and home deliveries, partially offset by a pandemic influenced reduction in acute prescriptions of 9.0 percent. Prescription sales from continuing operations accounted for 66.7 percent of total drugstore sales.

Retail Pharmacy Segment Adjusted EBITDA from continuing operations was $6.0 million, or 0.2 percent of revenues, for the fourth quarter compared to last year’s fourth quarter Adjusted EBITDA from continuing operations of $85.2 million, or 2.1 percent of revenues. The decline in Adjusted EBITDA is largely due to a soft cough, cold and flu season, ongoing impacts related to COVID-19 and challenging weather conditions. The Company estimates the following impacts on fourth quarter adjusted EBITDA:

•	$20 million to $24 million from lower incidence in cough, cold and flu related illnesses;
•	$20 million to $24 million due to difficult weather conditions; and
•	$10 million to $12 million related to continued effects of COVID-19.

The total unanticipated impact on the quarter results was approximately $50 million to $60 million.

For the fiscal year ended February 27, 2021, Retail Pharmacy Segment Adjusted EBITDA from continuing operations was $279.9 million, or 1.7 percent of revenues, compared to $370.4 million, or 2.4 percent of revenues, for the prior year. The decline in Adjusted EBITDA is due to a decrease in gross profit resulting from declines in acute scripts resulting from the pandemic and reimbursement rate pressure and an increase in SG&A expenses due to the impact of the COVID-19 pandemic and the completion of services provided under the Transition Services Agreement with Walgreens.

Pharmacy Services Segment

(dollars in thousands)	Thirteen Week Period Ended		Fifty-two Week Period Ended
	February 27, 2021	February 29, 2020	February 27, 2021	February 29, 2020
Revenues from continuing operations	$1,870,111	$1,801,090	$7,970,137	$6,559,560
Adjusted EBITDA from continuing operations	35,248	50,409	157,769	167,776

Pharmacy Services Segment revenues were $1.9 billion for the quarter, an increase of 3.8 percent compared to the prior year quarter. The increase in revenues was primarily the result of higher claims revenue due to changes in member mix and benefit packages and Medicare Part D revenue with the new calendar year.

For the fiscal year ended February 27, 2021, Pharmacy Services Segment revenues were $8.0 billion, an increase of 21.5 percent compared to the prior year. The increase in revenues was primarily the result of an increase in Medicare Part D membership.

1 – Source: IRI. Excludes tobacco, cigarettes, greeting cards and online sales. For drug store channel during Rite Aid’s fourth fiscal quarter.

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Rite Aid FY 2021 Q4 Press Release - page 4

Pharmacy Services Segment Adjusted EBITDA from continuing operations was $35.2 million, or 1.9 percent of revenues, for the fourth quarter compared to last year’s fourth quarter Adjusted EBITDA from continuing operations of $50.4 million, or 2.8 percent of revenues. The decline in Adjusted EBITDA is due to a decrease in gross profit associated with contract renewals on our small group business. Going forward, the company expects margins to stabilize across the book of business along with membership growth in target segments.

For the fiscal year ended February 27, 2021, Pharmacy Services Segment Adjusted EBITDA from continuing operations was $157.8 million, or 2.0 percent of revenues, compared to $167.8 million, or 2.6 percent of revenues, for the prior year. The decline in Adjusted EBITDA is due to increased drug costs within Medicare Part D, a decrease in gross profit within the segment’s small group business and SG&A spend related to an increase in Medicare Part D members.

Outlook for First Quarter 2022

The pandemic will continue to have an impact on several factors in Fiscal 2022. Those factors include the number of individuals that receive a COVID-19 vaccine, demand for COVID-19 testing, the timing and extent to which elective procedures increase to pre-pandemic levels, the demand for flu and other immunizations and the length and severity of this year’s cough cold and flu season. As a result, the company is currently only providing guidance for its first quarter of fiscal 2022.

The company’s results for the first quarter of fiscal 2022 will be significantly impacted by the number of COVID-19 vaccinations administered during the quarter, and the related benefit to revenues and gross profit, partially offset by incremental costs to administer these vaccines. Also included in our guidance assumptions are a meaningful reduction in front-end sales compared to last year’s pandemic driven surge and continued deferral of elective procedures and the related impact on acute scripts. The company also expects continued reimbursement rate pressure at retail, and a return of Elixir EBITDA to recent run rate levels due to good network management and expense control initiatives.

Total revenues are projected to be between $6.1 billion and $6.3 billion in the first quarter with Retail Pharmacy Segment same store sales expected to range from a decrease of 9.0 percent to a decrease of 7.0 percent compared to fiscal 2021.

Net income/loss is projected to be between a loss of $10 million and income of $10 million.

Adjusted EBITDA is projected to be between $115 million and $140 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be broadcast via the Internet at https://www.riteaid.com/corporate/investor-relations/presentations. The telephone replay will be available beginning at 12:30 p.m. Eastern Time on Thursday, April 15, 2021 and ending at 11:59 p.m. Eastern Time on May 5, 2021. To access the replay of the call, telephone (800) 585-8367 or (416) 621-4642 and enter the seven-digit reservation number 2368577. The webcast replay of the call will also be available at https://www.riteaid.com/corporate/investor-relations/presentations starting at 12 p.m. Eastern Time today. The playback will be available until the company’s next conference call.

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering healthcare services and retail products to Americans 365 days a year. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,500 retail pharmacy locations across 17 states. Through Elixir, we provide pharmacy benefits and services to millions of members nationwide. For more information, www.riteaid.com.

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Rite Aid FY 2021 Q4 Press Release - page 5

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid's outlook and guidance for fiscal 2022 including under the heading “Outlook for First Quarter 2022”, the ability to generate positive free cash flows in fiscal 2022; the impact of the global coronavirus (COVID-19) pandemic on Rite Aid’s business; the ability to accelerate key initiatives and improve the operating performance of our stores; and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, and other impacts to the business, or on the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic; the impact of COVID-19 on our workforce, operations, stores, expenses, and supply chain, and the operations or behaviors of our customers, suppliers and business partners; our ability to successfully implement our RxEvolution and other strategies; the impact of our high level of indebtedness, the ability to refinance such indebtedness on acceptable terms and our ability to satisfy our obligations and the other covenants contained in our debt agreements; outcome of pending or new litigation including related to Opioids, “usual and customary” pricing or other matters; our ability to monetize the CMS receivable created in our Part D business; general competitive, economic, industry, market, political (including healthcare reform) and regulatory conditions (including changes to laws or regulations relating to labor or wages), civil unrest (including any resulting store closures, damage, or loss of inventory), as well as other factors that impact the markets in which we operate; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; our ability to achieve cost savings and other benefits of our organizational restructuring within our anticipated timeframe, if at all; the outcome of our continuing efforts to monitor and comply with applicable laws, regulations, policies and procedures; and our ability to partner and have relationships with health plans and health systems.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, in Item 1A (Risk Factors) of our Quarterly Report on Form 10-Q filed on July 2, 2020 and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of such risk factors.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made.

The degree to which COVID-19 may adversely affect Rite Aid’s results and operations, including its ability to achieve its outlook for the first fiscal quarter of 2022 or fiscal 2022 guidance, will depend on numerous evolving factors and future developments, which are highly uncertain, including, but not limited to, the duration and spread of the COVID-19 outbreak, its severity, the actions to contain the virus or treat its impact (such as travel bans and restrictions, quarantines, shelter- in-place orders and shutdowns), including the reinstitution of more stringent regulations (including mandatory stay at home orders, the availability and rollout of vaccines to treat the virus), and how quickly and to what extent normal economic and operating conditions can resume. As a result, the impact on Rite Aid’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material. Rite Aid expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

All references to “Company” and “Rite Aid” as used throughout this release refer to Rite Aid Corporation and its affiliates.

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Rite Aid FY 2021 Q4 Press Release - page 6

Reconciliation of Non-GAAP Financial Measures

Rite Aid separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, non-recurring litigation settlement, gains or losses on debt modifications and retirements, LIFO adjustments, goodwill and intangible asset impairment charges, restructuring-related costs, gain on Bartell acquisition, and the WBA merger termination fee.

Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt modifications and retirements, the WBA merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation settlement, severance, restructuring-related costs and costs related to facility closures, gain or loss on sale of assets, and gain on Bartell acquisition). The add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid's results as if the company was on a FIFO inventory basis.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	February 27, 2021	February 29, 2020
ASSETS
Current assets:
Cash and cash equivalents	$160,902	$218,180
Accounts receivable, net	1,462,441	1,286,785
Inventories, net of LIFO reserve of $485,859 and $539,640	1,864,890	1,921,604
Prepaid expenses and other current assets	106,941	181,794
Current assets held for sale	-	92,278
Total current assets	3,595,174	3,700,641
Property, plant and equipment, net	1,080,499	1,215,838
Operating lease right-of-use assets	3,064,077	2,903,256
Goodwill	1,108,136	1,108,136
Other intangibles, net	340,519	359,491
Deferred tax assets	14,964	16,680
Other assets	132,035	148,327
Total assets	$9,335,404	$9,452,369

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$6,409	$8,840
Accounts payable	1,437,421	1,484,081
Accrued salaries, wages and other current liabilities	642,364	746,318
Current portion of operating lease liabilities	516,752	490,161
Current liabilities held for sale	-	37,063
Total current liabilities	2,602,946	2,766,463
Long-term debt, less current maturities	3,063,087	3,077,268
Long-term operating lease liabilities	2,829,293	2,710,347
Lease financing obligations, less current maturities	16,711	19,326
Other noncurrent liabilities	208,213	204,438
Total liabilities	8,720,250	8,777,842

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	55,143	54,716
Additional paid-in capital	5,897,168	5,890,903
Accumulated deficit	(5,313,103)	(5,222,194)
Accumulated other comprehensive loss	(24,054)	(48,898)
Total stockholders' equity	615,154	674,527
Total liabilities and stockholders' equity	$9,335,404	$9,452,369

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended February 27, 2021	Thirteen weeks ended February 29, 2020
Revenues	$5,916,856	$5,727,242
Costs and expenses:
Cost of revenues	4,774,297	4,460,621
Selling, general and administrative expenses	1,187,541	1,154,300
Lease termination and impairment charges	35,669	40,728
Interest expense	49,999	53,429
(Gain) loss on sale of assets, net	(51,827)	9,896
Gain on Bartell acquisition	(47,705)	-

	5,947,974	5,718,974

(Loss) income from continuing operations before income taxes	(31,118)	8,268
Income tax (benefit) expense	(12,623)	351,729
Net loss from continuing operations	(18,495)	(343,461)
Net income from discontinued operations, net of tax	-	18,740
Net loss	$(18,495)	$(324,721)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(18,495)	$(343,461)
Net income from discontinued operations attributable to common stockholders - basic and diluted	-	18,740
Loss attributable to common stockholders - basic and diluted	$(18,495)	$(324,721)

Denominator:
Basic and diluted weighted average shares	53,812	53,434

Basic and diluted loss per share
Continuing operations	$(0.34)	$(6.43)
Discontinued operations	$-	$0.35
Net basic and diluted loss per share	$(0.34)	$(6.08)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Fifty-two weeks ended February 27, 2021	Fifty-two weeks ended February 29, 2020
Revenues	$24,043,240	$21,928,393
Costs and expenses:
Cost of revenues	19,338,918	17,201,635
Selling, general and administrative expenses	4,657,185	4,587,336
Lease termination and impairment charges	58,403	42,843
Intangible asset impairment charges	29,852	-
Interest expense	201,388	229,657
Gain on debt modifications and retirements, net	(5,274)	(55,692)
(Gain) loss on sale of assets, net	(69,300)	4,226
Gain on Bartell acquisition	(47,705)	-

	24,163,467	22,010,005

Loss from continuing operations before income taxes	(120,227)	(81,612)
Income tax (benefit) expense	(20,157)	387,607
Net loss from continuing operations	(100,070)	(469,219)
Net income from discontinued operations, net of tax	9,161	17,045
Net loss	$(90,909)	$(452,174)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss from continuing operations attributable to common stockholders - basic and diluted	$(100,070)	$(469,219)
Net income from discontinued operations attributable to common stockholders - basic and diluted	9,161	17,045
Loss attributable to common stockholders - basic and diluted	$(90,909)	$(452,174)

Denominator:
Basic and diluted weighted average shares	53,653	53,228

Basic and diluted loss per share
Continuing operations	$(1.87)	$(8.82)
Discontinued operations	$0.18	$0.32
Net basic and diluted loss per share	$(1.69)	$(8.50)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended February 27, 2021	Thirteen weeks ended February 29, 2020
OPERATING ACTIVITIES:
Net loss	$(18,495)	$(324,721)
Net income from discontinued operations, net of tax	-	18,740
Net loss from continuing operations	$(18,495)	$(343,461)
Adjustments to reconcile to net cash provided by operating activities of continuing operations:
Depreciation and amortization	77,568	79,300
Lease termination and impairment charges	35,669	40,728
LIFO credit	(21,389)	(72,357)
(Gain) loss on sale of assets, net	(51,827)	9,896
Gain on Bartell acquisition	(47,705)	-
Stock-based compensation expense	4,326	2,489
Changes in deferred taxes	(10,633)	358,925
Changes in operating assets and liabilities:
Accounts receivable	325,374	387,065
Inventories	196,795	107,798
Accounts payable	(36,832)	(53,817)
Operating lease right-of-use assets and operating lease liabilities	(2,725)	(8,691)
Other assets	5,710	4,364
Other liabilities	(96,814)	(95,057)
Net cash provided by operating activities of continuing operations	359,022	417,182
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(67,752)	(42,570)
Intangible assets acquired	(1,097)	(9,246)
Acquisition of business, net of cash acquired	(86,230)	-
Proceeds from dispositions of assets and investments	2,358	3,687
Proceeds from sale-leaseback transactions	88,880	4,879
Net cash used in investing activities of continuing operations	(63,841)	(43,250)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	600,000
Net payments to revolver	(141,000)	(485,000)
Principal payments on long-term debt	(1,161)	(601,401)
Change in zero balance cash accounts	(42,008)	24,420
Net proceeds from the issuance of common stock	53	-
Payments for taxes related to net share settlement of equity awards	(921)	(348)
Deferred financing costs paid	(55)	(5,466)
Net cash used in financing activities of continuing operations	(185,092)	(467,795)
Cash flows from discontinued operations:
Operating activities of discontinued operations	-	(16,688)
Investing activities of discontinued operations	-	39,233
Net cash provided by discontinued operations	-	22,545
Increase (decrease) in cash and cash equivalents	110,089	(71,318)
Cash and cash equivalents, beginning of period	50,813	289,498
Cash and cash equivalents, end of period	$160,902	$218,180

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Fifty-two weeks ended February 27, 2021	Fifty-two weeks ended February 29, 2020
OPERATING ACTIVITIES:
Net loss	$(90,909)	$(452,174)
Net income from discontinued operations, net of tax	9,161	17,045
Net loss from continuing operations	$(100,070)	$(469,219)
Adjustments to reconcile to net cash provided by operating activities of continuing operations:
Depreciation and amortization	327,124	328,277
Lease termination and impairment charges	58,403	42,843
Intangible asset impairment charges	29,852	-
LIFO credit	(51,692)	(64,804)
(Gain) loss on sale of assets, net	(69,300)	4,226
Gain on Bartell acquisition	(47,705)	-
Stock-based compensation expense	13,003	16,087
Gain on debt modifications and retirements, net	(5,274)	(55,692)
Changes in deferred taxes	(10,633)	385,904
Changes in operating assets and liabilities:
Accounts receivable	(182,404)	486,563
Inventories	177,263	15,141
Accounts payable	(35,372)	(92,062)
Operating lease right-of-use assets and operating lease liabilities	(28,044)	14,112
Other assets	80,975	(38,351)
Other liabilities	(50,947)	(62,168)
Net cash provided by operating activities of continuing operations	105,179	510,857
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(195,141)	(171,705)
Intangible assets acquired	(29,800)	(42,681)
Acquisition of business, net of cash acquired	(86,230)	-
Proceeds from insured loss	12,500	-
Proceeds from dispositions of assets and investments	11,444	59,658
Proceeds from sale-leaseback transactions	177,892	4,879
Net cash used in investing activities of continuing operations	(109,335)	(149,849)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	849,918	600,000
Net proceeds from (payments to) revolver	200,000	(225,000)
Principal payments on long-term debt	(1,058,537)	(706,103)
Change in zero balance cash accounts	(36,463)	12,671
Net proceeds from the issuance of common stock	53	-
Payments for taxes related to net share settlement of equity awards	(3,086)	(1,921)
Financing fees paid for early debt redemption	(2,399)	(518)
Deferred financing costs paid	(14,729)	(5,781)
Net cash used in financing activities of continuing operations	(65,243)	(326,652)
Cash flows from discontinued operations:
Operating activities of discontinued operations	(82,189)	(23,836)
Investing activities of discontinued operations	94,310	63,307
Net cash provided by discontinued operations	12,121	39,471
(Decrease) increase in cash and cash equivalents	(57,278)	73,827
Cash and cash equivalents, beginning of period	218,180	144,353
Cash and cash equivalents, end of period	$160,902	$218,180

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended February 27, 2021	Thirteen weeks ended February 29, 2020
Retail Pharmacy Segment
Revenues from continuing operations (a)	$4,114,485	$3,993,328
Cost of revenues from continuing operations (a)	3,081,851	2,852,283
Gross profit from continuing operations	1,032,634	1,141,045
LIFO credit from continuing operations	(21,389)	(72,357)
FIFO gross profit from continuing operations	1,011,245	1,068,688
Adjusted EBITDA gross profit from continuing operations	1,009,004	1,070,890

Gross profit as a percentage of revenues - continuing operations	25.10%	28.57%
LIFO credit as a percentage of revenues - continuing operations	-0.52%	-1.81%
FIFO gross profit as a percentage of revenues - continuing operations	24.58%	26.76%
Adjusted EBITDA gross profit as a percentage of revenues - continuing operations	24.52%	26.82%

Selling, general and administrative expenses from continuing operations	1,093,074	1,060,472
Adjusted EBITDA selling, general and administrative expenses from continuing operations	1,002,987	985,715
Selling, general and administrative expenses as a percentage of revenues - continuing operations	26.57%	26.56%
Adjusted EBITDA selling, general and administrative expenses as a percentage of revenues - continuing operations	24.38%	24.68%

Cash interest expense	46,671	49,607
Non-cash interest expense	3,328	3,822
Total interest expense	49,999	53,429
Interest expense - continuing operations	49,999	53,429
Interest expense - discontinued operations	-	-

Adjusted EBITDA - continuing operations	6,017	85,175
Adjusted EBITDA as a percentage of revenues - continuing operations	0.15%	2.13%

Pharmacy Services Segment
Revenues (a)	$1,870,111	$1,801,090
Cost of revenues (a)	1,760,186	1,675,514
Gross profit	109,925	125,576

Gross profit as a percentage of revenues	5.88%	6.97%

Adjusted EBITDA	35,248	50,409
Adjusted EBITDA as a percentage of revenues	1.88%	2.80%

(a) - Revenues and cost of revenues include $67,740 and $67,176 of inter-segment activity for the thirteen weeks ended February 27, 2021 and February 29, 2020, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION
(Dollars in thousands)
(unaudited)

	Fifty-two weeks ended February 27, 2021	Fifty-two weeks ended February 29, 2020
Retail Pharmacy Segment
Revenues from continuing operations (a)	$16,365,260	$15,616,186
Cost of revenues from continuing operations (a)	12,109,469	11,341,350
Gross profit from continuing operations	4,255,791	4,274,836
LIFO credit from continuing operations	(51,692)	(64,804)
FIFO gross profit from continuing operations	4,204,099	4,210,032
Adjusted EBITDA gross profit from continuing operations	4,236,200	4,221,933

Gross profit as a percentage of revenues - continuing operations	26.01%	27.37%
LIFO credit as a percentage of revenues - continuing operations	-0.32%	-0.41%
FIFO gross profit as a percentage of revenues - continuing operations	25.69%	26.96%
Adjusted EBITDA gross profit as a percentage of revenues - continuing operations	25.89%	27.04%

Selling, general and administrative expenses from continuing operations	4,299,152	4,220,851
Adjusted EBITDA selling, general and administrative expenses from continuing operations	3,956,304	3,851,498
Selling, general and administrative expenses as a percentage of revenues - continuing operations	26.27%	27.03%
Adjusted EBITDA selling, general and administrative expenses as a percentage of revenues - continuing operations	24.18%	24.66%

Cash interest expense	188,306	214,589
Non-cash interest expense	13,082	15,068
Total interest expense	201,388	229,657
Interest expense - continuing operations	201,388	229,657
Interest expense - discontinued operations	-	-

Adjusted EBITDA - continuing operations	279,896	370,435
Adjusted EBITDA as a percentage of revenues - continuing operations	1.71%	2.37%

Pharmacy Services Segment
Revenues (a)	$7,970,137	$6,559,560
Cost of revenues (a)	7,521,606	6,107,638
Gross profit	448,531	451,922

Gross profit as a percentage of revenues	5.63%	6.89%

Adjusted EBITDA	157,769	167,776
Adjusted EBITDA as a percentage of revenues	1.98%	2.56%

(a) -	Revenues and cost of revenues include $292,157 and $247,353 of inter-segment activity for the fifty-two weeks ended February 27, 2021 and February 29, 2020, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Thirteen weeks ended February 27, 2021	Thirteen weeks ended February 29, 2020
Reconciliation of net loss to adjusted EBITDA:
Net loss - continuing operations	$(18,495)	$(343,461)
Adjustments:
Interest expense	49,999	53,429
Income tax (benefit) expense	(12,623)	351,729
Depreciation and amortization	77,568	79,300
LIFO credit	(21,389)	(72,357)
Lease termination and impairment charges	35,669	40,728
Merger and Acquisition-related costs	9,413	-
Stock-based compensation expense	4,326	2,489
Restructuring-related costs	13,456	11,872
Inventory write-downs related to store closings	1,113	569
(Gain) loss on sale of assets, net	(51,827)	9,896
Gain on Bartell acquisition	(47,705)	-
Other	1,760	1,390
Adjusted EBITDA - continuing operations	$41,265	$135,584
Percent of revenues - continuing operations	0.70%	2.37%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Fifty-two weeks ended February 27, 2021	Fifty-two weeks ended February 29, 2020
Reconciliation of net loss to adjusted EBITDA:
Net loss - continuing operations	$(100,070)	$(469,219)
Adjustments:
Interest expense	201,388	229,657
Income tax (benefit) expense	(20,157)	387,607
Depreciation and amortization	327,124	328,277
LIFO credit	(51,692)	(64,804)
Lease termination and impairment charges	58,403	42,843
Intangible asset impairment charges	29,852	-
Gain on debt modifications and retirements, net	(5,274)	(55,692)
Merger and Acquisition-related costs	10,549	3,599
Stock-based compensation expense	13,003	16,087
Restructuring-related costs	84,552	105,642
Inventory write-downs related to store closings	3,709	4,652
(Gain) loss on sale of assets, net	(69,300)	4,226
Gain on Bartell acquisition	(47,705)	-
Other	3,283	5,336
Adjusted EBITDA - continuing operations	$437,665	$538,211
Percent of revenues - continuing operations	1.82%	2.45%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET LOSS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended February 27, 2021	Thirteen weeks ended February 29, 2020
Net loss from continuing operations	$(18,495)	$(343,461)
Add back - Income tax (benefit) expense	(12,623)	351,729
(Loss) income before income taxes - continuing operations	(31,118)	8,268

Adjustments:
Amortization expense	20,669	24,765
LIFO credit	(21,389)	(72,357)
Merger and Acquisition-related costs	9,413	-
Restructuring-related costs	13,456	11,872
Gain on Bartell acquisition	(47,705)	-

Adjusted loss before income taxes - continuing operations	(56,674)	(27,452)

Adjusted income tax benefit (a)	(14,905)	(7,588)
Adjusted net loss from continuing operations	$(41,769)	$(19,864)

Adjusted net loss per diluted share - continuing operations:

Numerator for adjusted net loss per diluted share:
Adjusted net loss from continuing operations	$(41,769)	$(19,864)

Denominator:
Basic and diluted weighted average shares	53,812	53,434

Net loss from continuing operations per diluted share - continuing operations	$(0.34)	$(6.43)

Adjusted net loss per diluted share - continuing operations	$(0.78)	$(0.37)

(a)	The fiscal year 2021 and 2020 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL's, state credits and valuation allowance, was used for the thirteen weeks ended February 27, 2021 and February 29, 2020, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION
ADJUSTED NET (LOSS) INCOME
(Dollars in thousands, except per share amounts)
(unaudited)
	Fifty-two weeks ended February 27, 2021	Fifty-two weeks ended February 29, 2020
Net loss from continuing operations	$(100,070)	$(469,219)
Add back - Income tax (benefit) expense	(20,157)	387,607
Loss before income taxes - continuing operations	(120,227)	(81,612)

Adjustments:
Amortization expense	89,020	103,941
LIFO credit	(51,692)	(64,804)
Intangible asset impairment charges	29,852	-
Gain on debt modifications and retirements, net	(5,274)	(55,692)
Merger and Acquisition-related costs	10,549	3,599
Restructuring-related costs	84,552	105,642
Gain on Bartell acquisition	(47,705)	-

Adjusted (loss) income before income taxes - continuing operations	(10,925)	11,074

Adjusted income tax (benefit) expense (a)	(2,873)	3,061
Adjusted net (loss) income from continuing operations	$(8,052)	$8,013

Adjusted net (loss) income per diluted share - continuing operations:

Numerator for adjusted net (loss) income per diluted share:
Adjusted net (loss) income from continuing operations	$(8,052)	$8,013

Denominator:
Basic weighted average shares	53,653	53,228
Outstanding options and restricted shares, net	-	778
Diluted weighted average shares	53,653	54,006

Net loss from continuing operations per diluted share - continuing operations	$(1.87)	$(8.82)

Adjusted net (loss) income per diluted share - continuing operations	$(0.15)	$0.15

(a) The fiscal year 2021 and 2020 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL's, state credits and valuation allowance, was used for the fifty-two weeks ended February 27, 2021 and
February 29, 2020, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION
RECONCILIATION OF ADJUSTED EBITDA GROSS PROFIT AND RECONCILIATION OF ADJUSTED EBITDA SELLING,
GENERAL AND ADMINISTRATIVE EXPENSES- RETAIL PHARMACY SEGMENT
(In thousands)
(unaudited)
	Thirteen weeks ended February 27, 2021	Thirteen weeks ended February 29, 2020
Reconciliation of adjusted EBITDA gross profit:
Revenues	$4,114,485	$3,993,328
Gross Profit	1,032,634	1,141,045
Addback:
LIFO credit	(21,389)	(72,357)
Depreciation and amortization (cost of goods sold portion only)	1,915	1,758
Restructuring-related costs - SKU optimization charges	(4,824)	-
Other	668	444
Adjusted EBITDA gross profit - continuing operations	$1,009,004	$1,070,890
Percent of revenues - continuing operations	24.52%	26.82%

Reconciliation of adjusted EBITDA selling, general and administrative expenses:
Revenues	$4,114,485	$3,993,328
Selling, general and administrative expenses	1,093,074	1,060,472
Less:
Depreciation and amortization (SG&A portion only)	61,861	62,109
Stock-based compensation expense	3,809	2,191
Merger and Acquisition-related costs	9,413	-
Restructuring-related costs	12,641	8,887
Other	2,363	1,570
Adjusted EBITDA selling, general and administrative expenses - continuing operations	$1,002,987	$985,715
Percent of revenues - continuing operations	24.38%	24.68%

Adjusted EBITDA - continuing operations	$6,017	$85,175

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION
RECONCILIATION OF ADJUSTED EBITDA GROSS PROFIT AND RECONCILIATION OF ADJUSTED EBITDA SELLING,
GENERAL AND ADMINISTRATIVE EXPENSES- RETAIL PHARMACY SEGMENT
(In thousands)
(unaudited)

	Fifty-two weeks ended February 27, 2021	Fifty-two weeks ended February 29, 2020
Reconciliation of adjusted EBITDA gross profit:
Revenues	$16,365,260	$15,616,186
Gross Profit	4,255,791	4,274,836
Addback:
LIFO credit	(51,692)	(64,804)
Depreciation and amortization (cost of goods sold portion only)	8,690	8,296
Restructuring-related costs - SKU optimization charges	20,939	-
Other	2,472	3,605
Adjusted EBITDA gross profit - continuing operations	$4,236,200	$4,221,933
Percent of revenues - continuing operations	25.89%	27.04%

Reconciliation of adjusted EBITDA selling, general and administrative expenses:
Revenues	$16,365,260	$15,616,186
Selling, general and administrative expenses	4,299,152	4,220,851
Less:
Depreciation and amortization (SG&A portion only)	261,295	257,390
Stock-based compensation expense	11,594	14,864
Merger and Acquisition-related costs	10,549	2,828
Restructuring-related costs	54,633	87,738
Other	4,777	6,533
Adjusted EBITDA selling, general and administrative expenses - continuing operations	$3,956,304	$3,851,498
Percent of revenues - continuing operations	24.18%	24.66%

Adjusted EBITDA - continuing operations	$279,896	$370,435

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET (LOSS) INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
QUARTER ENDING MAY 29, 2021
(In thousands)
(unaudited)

	Guidance Range
	Low	High
Total Revenues	$6,100,000	$6,300,000

Same store sales	-9.00%	-7.00%

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(10,000)	$10,000
Adjustments:
Interest expense	46,000	46,000
Income tax expense	3,000	4,000
Depreciation and amortization	78,000	78,000
LIFO credit	(12,000)	(12,000)
Lease termination and impairment charges	1,000	1,000
Merger and Acquisition-related costs	3,000	3,000
Restructuring-related costs	3,000	7,000
Other	3,000	3,000
Adjusted EBITDA	$115,000	$140,000